Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated March 30, 2012, relating to the financial statements of Catasys, Inc. incorporated by reference, and to the reference to our Firm under the caption “Experts” in the Prospectus.  Our report relating to the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Rose, Snyder & Jacobs LLP

Encino, California
May 11, 2012